As filed with the Securities and Exchange Commission on December 1, 2005

Registration No. 333-119844

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRIKON TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-045321
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Ringland Way, Newport, South Wales, NP 18 2TA

(Address of Principal Executive Offices) (Zip Code)

TRIKON TECHNOLOGIES, INC.

2004 EQUITY INCENTIVE PLAN

(Full title of the plan)

John Macneil

Chief Executive Officer

Trikon Technologies, Inc.

Ringland Way, Newport, South Wales, NP 18 2TA

(Name and address of agent for service)

Telephone number, including area code, of agent for service: 44-1633-414-000

Copies to:

Steven V. Bernard, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304-1050

(650) 493-9300

The Registration Fee was previously calculated and paid in accordance with the filing of the Registration Statement on October 20, 2004.

No Exhibits are filed with this Post-Effective Amendment.

EXPLANATORY NOTE

Trikon Technologies, Inc. (“Trikon”) registered 1,300,000 shares of its common stock for future issuance under its 2004 Equity Incentive Plan (the “Plan”) pursuant to a Registration Statement on Form S-8 (File No. 333-119844) filed with the Securities and Exchange Commission on October 20, 2004. This Post-Effective Amendment No. 1 is being filed to deregister all the shares of Trikon common stock reserved for issuance under the Plan that have not yet been issued.

Accordingly, Trikon hereby withdraws from registration under the Registration Statement of Form S-8 the shares of its common stock that have not been and will not be issued under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport, South Wales, United Kingdom on this 1st day of December, 2005.

TRIKON TECHNOLOGIES, INC.

Signature	Title	Date
Principal Executive Officer:

/S/ JOHN MACNEIL John Macneil	President and Chief Executive Officer	December 1, 2005

Principal Financial and Accounting Officer:

/S/ MARTYN J. TUFFERY Martyn J. Tuffery	Acting Chief Financial Officer and Secretary	December 1, 2005

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on this 1st day of December, 2005 by the following persons in the capacities indicated.

* Christopher D. Dobson	Chairman of the Board	December 1, 2005

* Richard M. Conn	Director	December 1, 2005

* William W.R. Elder	Director	December 1, 2005

* Robert R. Andersen	Director	December 1, 2005

/S/ JOHN MACNEIL John Macneil	Director	December 1, 2005

* Nigel Wheeler	Director	December 1, 2005

*By:	/S/ JOHN MACNEIL
John Macneil, Attorney-in-Fact